EXHIBIT 11(b)



                           Kirkpatrick & Lockhart LLP
                         1800 Massachusetts Avenue, N.W.
                                  Second Floor
                             Washington, D.C. 20036
                                  June 12, 1998

We hereby consent to the use of our legal opinion regarding the legality of issuance of shares and other matters filed as Exhibit 10 to Post-Effective Amendment No. 34 to the Registrant's Registration Statement (File No. 33-43845) on Form N-1A filed on December 28, 1994, which opinion is incorporated by reference as an exhibit to this Registration Statement on Form N-14, and to the reference to our firm under the caption "Legal Matters" in the Prospectus/Proxy Statement forming a part of this Registration Statement on Form N-14. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulation of the Securities and Exchange Commission thereunder.


/s/ Kirkpatrick & Lockhart LLP
Kirkpatrick & Lockhart LLP